Filed Pursuant to Rule 424(b)(5)
Registration No. 333-197414

PROSPECTUS SUPPLEMENT

(To Prospectus dated July 30, 2014)

$52,000,000

Common Stock

We have entered into a sales agreement with Barclays Capital Inc., or Barclays, relating to shares of our common stock offered by this prospectus supplement and the accompanying prospectus.  In accordance with the terms of the sales agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $52 million from time to time through Barclays as our sales agent.

Our common stock is listed on The NASDAQ Global Market under the symbol “PETX.”  On October 14, 2015, the last reported sale price of our common stock on The NASDAQ Global Market was $7.18 per share.

Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in sales deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, or the Securities Act, including sales made directly on or through The NASDAQ Global Market, the existing trading market for our common stock, sales made to or through a market maker other than on an exchange or otherwise, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or any other method permitted by law. Barclays is not required to sell any specific number or dollar amount of securities, but will act as a sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between Barclays and us.  There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The compensation to Barclays for sales of common stock sold pursuant to the sales agreement will be an amount equal to 2.75% of the gross proceeds of any shares of common stock sold under the sales agreement.  See “Plan of Distribution” for additional information regarding the compensation to be paid to Barclays.  In connection with the sale of the common stock on our behalf, Barclays may be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Barclays will be deemed to be underwriting commissions or discounts.  We have also agreed to provide indemnification and contribution to Barclays with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Investing in our common stock involves a high degree of risk. Please read “RISK FACTORS” beginning on page S-3 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement concerning factors you should consider before investing in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Barclays

Prospectus Supplement dated October 16, 2015.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

Page

ABOUT THIS PROSPECTUS SUPPLEMENT.......................................................................................................................	S-i
PROSPECTUS SUPPLEMENT SUMMARY.........................................................................................................................	S-1
THE OFFERING...........................................................................................................................................................	S-2
RISK FACTORS...........................................................................................................................................................	S-3
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS.......................................................................................	S-4
USE OF PROCEEDS.....................................................................................................................................................	S-6
PRICE RANGE OF COMMON STOCK.............................................................................................................................	S-7
DIVIDEND POLICY.....................................................................................................................................................	S-7
DILUTION.................................................................................................................................................................	S-8
PLAN OF DISTRIBUTION.............................................................................................................................................	S-9
LEGAL MATTERS.........................................................................................................................................................	S-11
EXPERTS.....................................................................................................................................................................	S-11
WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE...............................................................	S-12

ACCOMPANYING PROSPECTUS

ABOUT THIS PROSPECTUS...........................................................................................................................................	1
WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE...............................................................	2
THE COMPANY...........................................................................................................................................................	4
RISK FACTORS...........................................................................................................................................................	5
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS.......................................................................................	6
USE OF PROCEEDS.....................................................................................................................................................	7
RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED SHARE DIVIDENDS.................................................................	8
DESCRIPTION OF CAPITAL STOCK...............................................................................................................................	9
DESCRIPTION OF WARRANTS.....................................................................................................................................	13
DESCRIPTION OF UNITS.............................................................................................................................................	14
GLOBAL SECURITIES...................................................................................................................................................	15
SELLING STOCKHOLDERS...........................................................................................................................................	18
PLAN OF DISTRIBUTION.............................................................................................................................................	19
LEGAL MATTERS.........................................................................................................................................................	21
EXPERTS.....................................................................................................................................................................	21

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is the prospectus supplement, including the documents incorporated by reference, which describes the specific terms of this offering. The second part, the accompanying prospectus, including the documents incorporated by reference, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. Before you invest, you should carefully read this prospectus supplement, the accompanying prospectus, all information incorporated by reference herein and therein, as well as the additional information described under “Where You Can Find More Information; Incorporation by Reference” on page S-12 of this prospectus supplement. These documents contain information you should consider when making your investment decision. This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent that any statement that we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus.  If any statement in the prospectus supplement or accompanying prospectus is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement.  You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein and any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus we may provide to you in connection with this offering. Neither we nor Barclays has authorized any other person to provide you with any information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where such offers and sales are permitted. The distribution of this prospectus supplement and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Unless otherwise indicated, information contained in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference, concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market share, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors” in this prospectus supplement, the accompanying prospectus and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, which are incorporated by reference into this prospectus supplement. These and other important factors could cause our future performance to differ materially from our assumptions and estimates. See “Special Note Regarding Forward-Looking Statements” on page S-4.

ARATANA THERAPEUTICS and our logo are two of our trademarks that are used in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference. This prospectus supplement, the accompanying prospectus and the documents incorporated by reference also include trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, trademarks and tradenames referred to in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks and tradenames.

S-i

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us, this offering and information appearing elsewhere in this prospectus supplement, in the accompanying prospectus and in the documents we incorporate by reference. This summary is not complete and does not contain all the information you should consider before investing in our common stock pursuant to this prospectus supplement and the accompanying prospectus. Before making an investment decision, to fully understand this offering and its consequences to you, you should carefully read this entire prospectus supplement and the accompanying prospectus, including “Risk Factors” beginning on page S-3 of this prospectus supplement, the financial statements and related notes, and the other information that we incorporate by reference into this prospectus supplement, including the section “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

Our Company

We are a pet therapeutics company focused on licensing, developing and commercializing innovative biopharmaceutical products for companion animals. We operate in one business segment which sits at the intersection of the more than $50 billion annual U.S. pet market, and the more than $20 billion annual worldwide animal health market. Our current product portfolio includes over 18 therapeutic candidates in development consisting of small molecule pharmaceuticals and large molecule biologics that target large opportunities in serious medical conditions in pets.

Corporate Information

Our principal executive offices are located at 1901 Olathe Boulevard, Kansas City, Kansas 66103, and our telephone number is (913) 353-1000. Our website address is www.aratana.com. The information contained in, or accessible through, our website should not be considered a part of this prospectus supplement.

THE OFFERING

Common stock offered by us	Shares of our common stock having an aggregate offering price of up to $52 million.

October
Common stock to be outstanding immediately after this offering

Assuming all $52 million of our common stock is sold in this offering at an assumed offering price of $7.18 per share, the last reported sale price of our common stock on The NASDAQ Global Market on October 14, 2015, we would have had 42,206,659 shares of common stock outstanding as of June 30, 2015.

Manner of offering	“At the market offering” that may be made from time to time through our sales agent, Barclays. See “Plan of Distribution” on page S-9.

Use of proceeds

We intend to use the net proceeds of this offering for the development of our therapeutic candidates, the expansion of our commercial infrastructure in anticipation of future product launches and for other general corporate and working capital purposes. Please see “Use of Proceeds” on page S-6.

Risk factors

See “Risk Factors” beginning on page S-3 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement, for a discussion of factors that you should read and consider before investing in our common stock.

The NASDAQ Global Market symbol	“PETX”

The number of shares of our common stock to be outstanding after this offering is based on 34,964,320 shares of our common stock outstanding as of June 30, 2015 (including 619,123 shares of restricted common stock that are subject to vesting restrictions as of June 30, 2015 and are not considered outstanding for accounting purposes) and excludes:

•	1,869,128 shares of common stock issuable upon exercise of stock options outstanding as of June 30, 2015, at a weighted average exercise price of $16.04 per share; and
•

834,819 shares of common stock reserved for issuance under our 2013 incentive award plan as of June 30, 2015 as well as shares that become available pursuant to provisions in our 2013 incentive award plan that automatically increase the share reserve under the plan on January 1 of each calendar year.

Unless otherwise indicated, this prospectus supplement reflects and assumes no exercise of the outstanding options described above.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before investing in our common stock, you should consider carefully the risks described below, together with the other information contained in this prospectus supplement, the accompanying prospectus or incorporated by reference herein or therein, including the risks and uncertainties discussed under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, which are incorporated by reference into this prospectus supplement, any amendment or update thereto reflected in subsequent filings with the Securities and Exchange Commission, including in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and all other information contained or incorporated by reference in this prospectus supplement, as updated by our subsequent filings under the Exchange Act. If any of the risks incorporated by reference or set forth below occur, our business, financial condition, results of operations and future growth prospects could be materially and adversely affected. In these circumstances, the market price of our common stock could decline, and you may lose all or part of your investment.

Risks Related to this Offering

If you purchase shares of our common stock sold in this offering, you will experience immediate and substantial dilution in the net tangible book value of your shares. In addition, we may issue additional equity or convertible debt securities in the future, which may result in additional dilution to you.

The price per share of our common stock being offered may be higher than the net tangible book value per share of our outstanding common stock prior to this offering. Assuming that an aggregate of 7,242,339 shares of our common stock are sold at a public offering price of $7.18 per share, the last reported sale price of our common stock on The NASDAQ Global Market on October 14, 2015, for aggregate gross proceeds of approximately $52 million, and after deducting commissions and estimated offering expenses payable by us, new investors in this offering will incur immediate and substantial dilution of approximately $4.43 per share, representing the difference between the assumed public offering price and our as adjusted net tangible book value as of June 30, 2015.  For a more detailed discussion of the foregoing, see the section entitled “Dilution” below. To the extent outstanding stock options are exercised, there may be further dilution to new investors. In addition, to the extent we need to raise additional capital in the future and we issue additional shares of common stock or securities convertible or exchangeable for our common stock, our then existing stockholders may experience dilution and the new securities may have rights senior to those of our common stock offered in this offering.

A substantial number of shares of common stock may be sold in the market following this offering, which may depress the market price for our common stock.

Sales of a substantial number of shares of our common stock in the public market following this offering could cause the market price of our common stock to decline. A substantial majority of the outstanding shares of our common stock are, and the shares of common stock sold in this offering upon issuance will be, freely tradable without restriction or further registration under the Securities Act of 1933, as amended.

We have broad discretion to determine how to use the funds raised in this offering, and may use them in ways that may not enhance our operating results or the price of our common stock.

Our management will have broad discretion over the use of proceeds from this offering, and we could spend the proceeds from this offering in ways our stockholders may not agree with or that do not yield a favorable return, if at all. We intend to use the net proceeds of this offering for the development of our therapeutic candidates, the expansion of our commercial infrastructure in anticipation of future product launches and for other general corporate and working capital purposes. We may also use a portion of our net proceeds to in-license or acquire additional therapeutic candidates, technologies or businesses; however, other than our existing option agreements for licenses, we currently have no agreements or commitments to complete any such transaction. However, our use of these proceeds may differ substantially from our current plans. If we do not invest or apply the proceeds of this offering in ways that improve our operating results, we may fail to achieve expected financial results, which could cause our stock price to decline.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the filings with the Securities and Exchange Commission that are incorporated by reference into this prospectus supplement and the accompanying prospectus contain or incorporate by reference “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You can generally identify these forward-looking statements by forward-looking words such as “anticipates,” “believes,” “expects,” “intends,” “future,” “could,” “estimates,” “plans,” “would,” “should,” “potential,” “continues” and similar words or expressions (as well as other words or expressions referencing future events, conditions or circumstances). These forward-looking statements involve risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to:

•	our history of operating losses and our expectation that we will continue to incur losses for the foreseeable future;
•	failure to obtain sufficient capital to fund our operations;
•	our substantial dependence upon the success of our product candidates;
•	development of our biologic product candidates is dependent upon relatively novel technologies and uncertain regulatory pathways, and biologics may not be commercially viable;
•	denial or delay of regulatory approval for our existing or future product candidates;
•	failure of our product candidates that receive regulatory approval to obtain market approval or achieve commercial success;
•	failure to realize anticipated benefits of our acquisitions and difficulties associated with integrating the acquired businesses;
•	development of pet therapeutics is a lengthy and expensive process with an uncertain outcome;
•	competition in the pet therapeutics market, including from generic alternatives to our product candidates, and failure to compete effectively;
•	failure to identify, license or acquire, develop and commercialize additional product candidates;
•	failure to attract and retain senior management and key scientific personnel;
•	our reliance on third-party manufacturers, suppliers and partners;
•	regulatory restrictions on the marketing of our product candidates;
•	our lack of an internal sales organization, and any failure to create a sales force or partner with third parties to commercialize our product candidates;
•	difficulties in managing the growth of our company;
•	significant costs of being a public company;
•	risks related to the restatement of our financial statements for the year ended December 31, 2013 and the identification of a material weakness in our internal control over financial reporting;
•	any failure to achieve and maintain effective internal control over financial reporting in the future;
•	changes in distribution channels for pet therapeutics;

•	consolidation of our veterinarian customers;
•	limitations on our ability to use our net operating loss carryforwards;
•	impacts of generic products;
•	safety or efficacy concerns with respect to our product candidates;
•	failure to obtain ownership of issued patents covering our product candidates or failure to prosecute or enforce licensed patents;
•	failure to comply with our obligations under our license agreements;
•	risks associated with our intellectual property rights;
•	effects of patent or other intellectual property lawsuits;
•	failure to protect our intellectual property;
•	changing patent laws and regulations;
•	non-compliance with any legal or regulatory requirements;
•	litigation resulting from the misuse of our confidential information;
•	the uncertainty of the regulatory approval process and the costs associated with government regulation of our product candidates;
•	failure to obtain regulatory approvals in foreign jurisdictions;
•	effects of legislative or regulatory reform with respect to pet therapeutics;
•	the volatility of the price of our common stock;
•	our status as an emerging growth company, which could make our common stock less attractive to investors;
•	dilution of our common stock as a result of future financings;
•	the influence of certain significant stockholders over our business;
•

the eligibility of a significant portion of our total outstanding shares to be sold into the market in the near future, which could cause the market price of our common stock to drop significantly; and

•	provisions in our charter documents and under Delaware law could delay or prevent a change in control.

All forward-looking statements contained herein are expressly qualified in their entirety by this cautionary statement, the risk factors set forth under the heading “Risk Factors” in this prospectus supplement and elsewhere, the accompanying prospectus and incorporated by reference in this prospectus supplement and the accompanying prospectus. These forward-looking statements speak only as of the date of this prospectus supplement. Except to the extent required by applicable laws and regulations, we undertake no obligation to update these forward-looking statements to reflect new information, events or circumstances after the date of this prospectus supplement or to reflect the occurrence of unanticipated events. In light of these risks and uncertainties, the forward-looking events and circumstances described in this prospectus supplement may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements.

USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate sales proceeds of up to $52 million from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions paid to Barclays and proceeds to us, if any, are not determinable at this time.  We estimate that the net proceeds from the sale of the shares of common stock that we are offering may be up to approximately $50.3 million, after deducting Barclays’s commission and estimated offering expenses payable by us.

We intend to use the net proceeds we receive in this offering for the development of our therapeutic candidates, the expansion of our commercial infrastructure in anticipation of future product launches and for other general corporate and working capital purposes.

We may also use a portion of our net proceeds to in-license or acquire additional therapeutic candidates, technologies or businesses; however, other than our existing option agreements or term sheets for licenses, we currently have no binding agreements or commitments to complete any such transaction. We have not determined the amounts we plan to spend in any of the areas identified above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds to us from this offering, and investors will be relying on the judgment of our management regarding the application of the proceeds from this offering. We reserve the right to change the use of these proceeds as a result of certain contingencies such as competitive developments, the results of our commercialization efforts, acquisition and investment opportunities and other factors. Pending use of the proceeds as described above, we intend to invest the net proceeds of this offering in short-term, interest-bearing, investment-grade securities or certificates of deposit.

PRICE RANGE OF COMMON STOCK

Our common stock has been publicly traded on The NASDAQ Global Market under the symbol “PETX” since our initial public offering on June 26, 2013. Prior to our initial public offering, there was no public market for our common stock. The following table sets forth, for the periods indicated, the high and low intraday sale prices of our common stock as reported by The NASDAQ Global Market.

2015	High	Low
Fourth Quarter (through October 14, 2015)	$ 9.48	$ 7.10
Third Quarter	$ 19.99	$ 7.71
Second Quarter	$ 16.92	$ 11.69
First Quarter	$ 20.63	$ 15.14
2014
Fourth Quarter	$ 18.16	$ 9.20
Third Quarter	$ 17.94	$ 9.60
Second Quarter	$ 18.94	$ 11.12
First Quarter	$ 25.50	$ 16.63
2013
Fourth Quarter	$ 29.32	$ 15.55
Third Quarter (from June 26, 2013)	$ 20.58	$ 6.56

On October 14, 2015, the last reported sale price of our common stock on The NASDAQ Global Market was $7.18. As of October 14, 2015, there were 35,005,596 shares of our common stock outstanding held by approximately 53 holders of record, which includes 484,829 shares of restricted common stock that were subject to vesting restrictions as of such date and were not considered outstanding for accounting purposes.  The actual number of stockholders is greater than this number of record holders, and includes stockholders who are beneficial owners, but whose shares are held in street name by brokers and other nominees. This number of holders of record also does not include stockholders whose shares may be held in trust by other entities.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock. We intend to retain future earnings, if any, to finance the operation and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. In addition, unless waived, the terms of our credit facility with Square 1 Bank limit our ability to pay cash dividends. Any future determination related to dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in our current or future financing instruments.

DILUTION

If you invest in our common stock in this offering, your ownership interest will be immediately diluted to the extent of the difference between the public offering price per share and the as adjusted net tangible book value per share of our common stock after this offering.

As of June 30, 2015, we had a net tangible book value of $65.6 million, or $1.88 per share of common stock. Our net tangible book value per share represents total tangible assets less total liabilities, divided by the number of shares of common stock outstanding at June 30, 2015.

After giving effect to the issuance and sale by us of our common stock in the aggregate amount of $52 million at an assumed public offering price of $7.18 per share, the last reported sale price of our common stock on The NASDAQ Global Market on October 14, 2015, and after deducting commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2015 would have been approximately $115.9 million, or approximately $2.75 per share. This amount represents an immediate increase in net tangible book value of approximately $0.87 per share to our existing stockholders and an immediate dilution in as adjusted net tangible book value of approximately $4.43 per share to new investors in this offering.

The following table illustrates this calculation on a per share basis. The as adjusted information is illustrative only and will adjust based on the actual public offering price, the actual number of shares sold and other terms of the offering determined at the time shares of our common stock are sold pursuant to this prospectus supplement. The as adjusted information assumes that all of our common stock in the aggregate amount of $52 million is sold at the assumed public offering price of $7.18 per share, the last reported sale price of our common stock on The NASDAQ Global Market on October 14, 2015. The shares sold in this offering, if any, will be sold from time to time at various prices.

Assumed public offering price per share		$ 7.18
Net tangible book value per share as of June 30, 2015	$ 1.88
Increase in net tangible book value per share attributable to this offering	0.87
As adjusted net tangible book value per share after this offering		2.75
Dilution per share to new investors participating in this offering		$ 4.43

The above discussion and table are based on 34,964,320 shares of our common stock outstanding as of June 30, 2015 (including 619,123 shares of restricted common stock that are subject to vesting restrictions as of June 30, 2015 and are not considered outstanding for accounting purposes) and excludes:

•	1,869,128 shares of common stock issuable upon exercise of stock options outstanding as of June 30, 2015, at a weighted average exercise price of $16.04 per share; and
•

834,819 shares of common stock reserved for issuance under our 2013 incentive award plan as of June 30, 2015 as well as shares that become available pursuant to provisions in our 2013 incentive award plan that automatically increase the share reserve under the plan on January 1 of each calendar year.

The foregoing table does not give effect to the exercise of any outstanding options. To the extent options are exercised, there may be further dilution to new investors.

PLAN OF DISTRIBUTION

Barclays Capital Inc. is acting as sole sales agent for this offering.  We have entered into a sales agreement with Barclays, the form of which has been or will be filed as an exhibit to a current report on Form 8-K incorporated by reference in this prospectus and the accompanying prospectus. On the terms and subject to the conditions of the sales agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $52 million from time to time through Barclays, as our sales agent. The shares of common stock offered hereby will be sold in ordinary brokers’ transactions on the NASDAQ Global Market or otherwise, at market prices prevailing at the time of sale, in block transactions or as otherwise agreed with Barclays. As sales agent, Barclays will not engage in any transactions that stabilize the market price of our common stock.

On the terms and subject to the conditions set forth in the sales agreement, Barclays has agreed to use its reasonable efforts to sell shares of our common stock as sales agent. Shares of common stock may be offered and sold on a daily basis or as otherwise agreed upon by Barclays and us.  We will designate the minimum offering price or maximum offering price or number of shares of common stock, as the case may be, to be offered through Barclays on a daily basis or otherwise as we and Barclays agree.  We may instruct Barclays not to sell shares of common stock if the sales cannot be effected at or above the price designated by us in any such instruction.  We or Barclays may suspend or terminate the offering of shares of common stock by notifying the other.  We cannot predict the number of shares of common stock that we may sell hereby or if any shares will be sold.

Settlement for sales of common stock will occur on the third business day that is also a trading day following the trade date on which such sales are made, unless another settlement date is agreed upon, in return for payment by investors of the purchase price for the shares being sold.  There is no arrangement for the purchase price paid by investors to be received in an escrow, trust or similar arrangement.

We will report at least quarterly the number of shares of common stock sold through Barclays under the sales agreement, the net proceeds to us and the compensation paid by us to Barclays in connection with the sales of common stock.

If we or Barclays have reason to believe that the exemptive provisions set forth in Rule 101(c)(l) of Regulation M under the Securities Exchange Act of 1934, as amended, are not satisfied with respect to us or our common stock, we or Barclays, as applicable, are required by the sales agreement to notify the other party and sales of common stock under the sales agreement must be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

The offering of common stock pursuant to the sales agreement will terminate upon the earlier of (i) the sale of common stock with an aggregate offering price of $52 million pursuant to the sales agreement or (ii) the termination of the sales agreement by Barclays or us.

Commissions and Expenses

We will pay Barclays a commission equal to 2.75% of the gross sales price of shares of common stock sold through it as sales agent under the sales agreement.  We will also reimburse Barclays for up to $10,000 for its FINRA counsel fee.  In accordance with FINRA Rule 5110, this reimbursed fee is deemed sales compensation for this offering.  To the extent that we terminate the sales agreement prior to the 18-month anniversary of the sales agreement and have not sold at least $26.0 million of shares of common stock, we have agreed to reimburse Barclays for reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel incurred by Barclays, up to a maximum aggregate amount of $50,000 (inclusive of any amounts reimbursed for Barclays’ FINRA counsel fee). The remaining sales proceeds, after deducting any transaction fees, transfer taxes or other similar fees, taxes or charges imposed by any governmental, regulatory or self-regulatory organization in respect of such sales and other expenses relating to the sale of shares offered hereby payable by us, will equal our net proceeds for the sale of the shares.

We estimate that expenses payable by us in connection with this offering (other than any commissions and expense reimbursement payable to Barclays under the sales agreement) will be approximately $250,000 through the date of this prospectus supplement, and we expect to incur additional expenses (in addition to any such commissions and expense reimbursement) in connection with this offering in the future.

Indemnification

In connection with the sale of our common stock on our behalf, Barclays may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended, and the compensation paid to Barclays may be deemed to be underwriting commissions or discounts. We have agreed to indemnify Barclays against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and to contribute to payments that Barclays may be required to make for these liabilities.

Stamp Taxes

If you purchase shares of common stock offered by this prospectus supplement and the accompanying prospectus, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the purchase price payable for those shares.

Relationships (Conflicts of Interest)

Barclays and certain of its affiliates are full service financial institutions engaged in various activities,  which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities.  Barclays and certain of its affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for the issuer and its affiliates, for which they received or may in the future receive customary fees and expenses.

In the ordinary course of their various business activities, Barclays and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer or its affiliates.  Barclays and certain of its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Latham & Watkins LLP, Boston, Massachusetts. Covington & Burling LLP, New York, New York, is counsel for Barclays in connection with this offering.

EXPERTS

The financial statements incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2014 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company's restatement of its financial statements as described in Note 2 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file reports, proxy statements and other information with the Securities and Exchange Commission, or the SEC. Information filed with the SEC by us can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Section of the SEC at prescribed rates. Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our web site address is www.aratana.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus supplement.

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus supplement or the accompanying prospectus about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C. or through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement and the accompanying prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement and the accompanying prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement or the accompanying prospectus modifies or replaces that statement.

We incorporate by reference the following information or documents that we have filed with the SEC:

•	Our Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC on March 16, 2015.
•	Our Quarterly Reports on Form 10-Q for the three months ended March 31, 2015 and June 30, 2015 filed with the SEC on May 8, 2015 and August 7, 2015, respectively.
•	Our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 28, 2015.
•	Our Current Reports on Form 8-K filed with the SEC on March 13, 2015, June 18, 2015, August 10, 2015, September 25, 2015, October 5, 2015, October 13, 2015 and October 16, 2015.
•

The description of our Common Stock contained in our Registration Statement on Form 8-A, dated and filed with the SEC on May 31, 2013, and any amendment or report filed with the SEC for the purpose of updating the description.

We incorporate by reference into this prospectus supplement and accompanying prospectus all reports and other documents we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, between the date of this prospectus supplement and the termination of the offering of the securities described in this prospectus supplement. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K. The reports and documents specifically listed above or filed in the future (excluding any information furnished to, rather than filed with, the SEC) are deemed to be part of this prospectus supplement and accompanying prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus supplement (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

Aratana Therapeutics, Inc.

1901 Olathe Boulevard

Kansas City, KS 66103

(913) 353-1000

Attention: General Counsel

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus supplement and the accompanying prospectus supplement.

PROSPECTUS

ARATANA THERAPEUTICS, INC.

$100,000,000

Common Stock

Preferred Stock

Warrants

Units

500,000 Shares

Common Stock

Offered by the Selling Stockholders

We may offer and sell up to $100,000,000 in the aggregate of the securities identified above, and the selling stockholders may offer and sell up to 500,000 shares in the aggregate of common stock identified above, in each case, from time to time in one or more offerings. This prospectus provides you with a general description of the securities. We will not receive any proceeds from the sale of our common stock by the selling stockholders.

Each time we or any of the selling stockholders offer and sell securities, we or such selling stockholders will provide a supplement to this prospectus that contains specific information about the offering and, if applicable, the selling stockholders, as well as the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. In addition, the selling stockholders may offer and sell shares of our common stock from time to time, together or separately. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 5 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Our common stock is listed on The NASDAQ Global Market under the symbol “PETX.” On July 14, 2014, the last reported sale price of our common stock on The NASDAQ Global Market was $14.33 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 30, 2014.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $100,000,000 and the selling stockholders to be named in a supplement to this prospectus may, from time to time, sell up to 500,000 shares of common stock from time to time in one or more offerings as described in this prospectus. Each time that we or the selling stockholders offer and sell securities, we or the selling stockholders will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

Neither we, nor the selling stockholders, have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We and the selling stockholders will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

When we refer to “Aratana,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Aratana Therapeutics, Inc. and its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the holders of the applicable series of securities.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file reports, proxy statements and other information with the SEC. Information filed with the SEC by us can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Section of the SEC at prescribed rates. Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is  http://www.sec.gov  .

Our web site address is www.aratana.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C. or through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including our Compensation Committee report and performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	Our Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on March 26, 2014.

•	Our Quarterly Report on Form 10-Q for the three months ended March 31, 2014, filed with the SEC on May 15, 2014.

•	Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 29, 2014.

•	Our Current Reports on Form 8-K and Amended Current Reports on Form 8-K/A filed with the SEC on December 23, 2013, January 7, 2014, January 16, 2014, January 17, 2014, January 21, 2014,

January 30, 2014, February 6, 2014, March 10, 2014, March 27, 2014, June 13, 2014, June 20, 2014, June 23, 2014 and July 15, 2014.

•

The description of our Common Stock contained in our Registration Statement on Form 8-A, dated May 31, 2013, filed with the SEC on May 31, 2013 and any amendment or report filed with the SEC for the purpose of updating the description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

Aratana Therapeutics, Inc.

1901 Olathe Boulevard

Kansas City, KS 66103

(913) 353-1000

Attention: General Counsel

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus and any accompanying prospectus supplement.

THE COMPANY

We are a pet therapeutics company focused on licensing, developing and commercializing innovative biopharmaceutical products for cats, dogs and other companion animals. Our current product portfolio includes over 15 therapeutic candidates in development, consisting of small molecule pharmaceuticals and large molecule biologics that target pain, inappetence, cancer, viral diseases, allergy and other serious medical conditions. We currently have two products (AT-004 and AT-005) for treatment of lymphoma in dogs which have received a conditional license from the U.S. Department of Agriculture, or the USDA. We also filed for a product license for our AT-014 for treatment of canine osteosarcoma with the USDA in July 2014. Our other lead products include small molecules directed at treating osteoarthritis pain and inflammation, loss of appetite and post-operative pain in dogs and cats. Our therapeutic candidates are designed to enable veterinarians and pet owners to manage pets’ medical needs safely and effectively, potentially resulting in longer and improved quality of life for pets.

We were incorporated on December 1, 2010 under the laws of the State of Delaware.

Our principal executive offices are located at 1901 Olathe Boulevard, Kansas City, Kansas 66103, and our telephone number is (913) 353-1000.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors in our Annual Report on Form 10-K for the year ended December 31, 2013 incorporated herein by reference, any amendment or update thereto reflected in subsequent filings with the SEC, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus and any prospectus supplement or free writing prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. All statements other than statements of historical fact included in this prospectus that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements including, in particular, the statements about our plans, objectives, strategies and prospects regarding, among other things, our financial condition, operating results and business.

We have identified some of these forward-looking statements with words like “believe,” “may,” “will,” “should,” “could,” “expect,” “intend,” “plan,” “predict,” “anticipate,” “estimate,” “continue” or other words and terms of similar meaning and the use of future dates. These forward-looking statements are based on current expectations about future events affecting us and are subject to uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control and could cause our actual results to differ materially from those matters expressed or implied by our forward-looking statements. Forward-looking statements are only predictions or statements of current plans and can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties, including the risks described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2013, which is incorporated herein by reference in its entirety, any amendment or update thereto reflected in subsequent filings with the SEC, and all other annual, quarterly and other reports that we file with the SEC after the date of this prospectus and that also are incorporated herein by reference. Such risks and uncertainties are not exclusive and further information concerning us and our business, including factors that potentially could materially affect our financial results or condition, may emerge from time to time. We assume no obligation to update, amend or clarify forward-looking statements to reflect actual results or changes in factors or assumptions affecting such forward-looking statements, except as otherwise required by law. We advise you, however, to consult any further disclosures we make on related subjects in our future annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K we file with or furnish to the SEC.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement. We will not receive any of the proceeds from the sale of common stock being offered by any of the selling stockholders.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED SHARE DIVIDENDS

The following table sets forth the historical ratios of earnings to fixed charges and preferred share dividends for Aratana and its consolidated subsidiaries for the periods indicated.

	Fiscal Year Ended December 31, 2010 (X)	Fiscal Year Ended December 31, 2011	Fiscal Year Ended December 31, 2012	Fiscal Year Ended December 31, 2013	Three Months Ended March 31, 2014

Ratio of earnings to fixed charges	—	—	—	—	—
Ratio of earnings to combined fixed charges and preferred dividends	—	—	—	—	—
Deficiency of earnings available to cover fixed charges and preferred dividends	(a)	(b)	(c)	(d)	(e)

(X)	From inception (December 1, 2010) through December 31, 2010.

(a)	Earnings for the fiscal year ended December 31, 2010 were inadequate to cover combined fixed charges and preferred dividends. The coverage deficiency was approximately $6.8 million.
(b)	Earnings in fiscal year ended December 31, 2011 were inadequate to cover combined fixed charges and preferred dividends. The coverage deficiency was approximately $4.6 million.
(c)	Earnings in fiscal year ended December 31¸ 2012 were inadequate to cover combined fixed charges and preferred dividends. The coverage deficiency was approximately $13.7 million.
(d)	Earnings in the fiscal year ended December 31, 2013 were inadequate to cover combined fixed charges and preferred dividends. The coverage deficiency was approximately $19.7 million.
(e)	Earnings in the three months ended March 31, 2014 were inadequate to cover combined fixed charges and preferred dividends. The coverage deficiency was approximately $9.8 million.

The ratios above were computed by dividing earnings by fixed charges or by dividing earnings by combined fixed charges and preferred dividends. For this purpose, earnings is calculated as follows: (i) adding (a) pre-tax income (loss) from continuing operations before adjustment for income or loss from equity investees; (b) fixed charges; (c) amortization of capitalized interest; (d) distributed income of equity investees; and (e) our share of pre-tax losses of equity investees for which charges arising from guarantees are included in fixed charges; and (ii) then subtracting from such sum (a) interest capitalized; (b) preferred security dividend requirements of our consolidated subsidiaries; and (c) any noncontrolling interest in the pre-tax income (loss) of our subsidiaries that have not incurred fixed charges. Equity investees are investments that we account for using the equity method of accounting.

Fixed charges consist of that portion of rental expense associated with certain facility, equipment and vehicle leases considered to be a reasonable estimate of the interest factor. We did not pay or accrue any preferred dividends for the periods presented.

DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share. The following description of our capital stock and provisions of our restated certificate of incorporation and amended and restated bylaws are summaries and are qualified in their entirety by reference to our certificate of incorporation and bylaws. Copies of these documents have been filed with the Securities and Exchange Commission as exhibits to our registration statement, of which this prospectus forms a part.

Common Stock

As of July 10, 2014, there were 29,447,388 shares of our common stock outstanding and held of record by approximately 47 stockholders, which includes 644,972 shares of restricted common stock that are subject to vesting restrictions and are not considered outstanding for accounting purposes.

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. An election of directors by our stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote on the election. Holders of common stock are entitled to receive proportionately any dividends that may be declared by our board of directors, subject to any preferential dividend rights of any series of preferred stock that we may designate and issue in the future.

In the event of our liquidation or dissolution, the holders of common stock are entitled to receive proportionately our net assets available for distribution to stockholders after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. Our outstanding shares of common stock are, and the shares offered by us in this offering will be, when issued and paid for, validly issued, fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Preferred Stock

Under the terms of our certificate of incorporation, our board of directors is authorized to direct us to issue shares of preferred stock in one or more series without stockholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions or licensings, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of our outstanding voting stock. Upon the closing of this offering, there will be no shares of preferred stock outstanding, and we have no present plans to issue any shares of preferred stock.

Options

As of March 31, 2014, options to purchase an aggregate of 1,504,582 shares of our common stock at a weighted average exercise price of $15.59 per share were outstanding.

Registration Rights

As of March 31, 2014, holders of 4,407,297 shares of our common stock were entitled to the following rights with respect to the registration of such shares for public resale under the Securities Act, pursuant to a second amended and restated investors’ rights agreement by and among us and certain of our stockholders. The registration of shares of common stock as a result of the following rights being exercised would enable holders to trade these shares without restriction under the Securities Act when the applicable registration statement is declared effective.

Demand Registration Rights

If the holders of at least a majority of the registrable securities request in writing that we effect a registration with respect to their shares in an offering with an anticipated aggregate offering price of at least $5,000,000, we may be required to register their shares. We are obligated to effect at most two registrations for the holders of registrable securities in response to these demand registration rights. If the holders requesting registration intend to distribute their shares by means of an underwriting, the managing underwriter of such offering will have the right to limit the numbers of shares to be underwritten for reasons related to the marketing of the shares.

Piggyback Registration Rights

If we propose to register any shares of our common stock under the Securities Act, subject to certain exceptions, the holders of registrable securities will be entitled to notice of the registration and to include their shares of registrable securities in the registration. If our proposed registration involves an underwriting, the managing underwriter of such offering will have the right to limit the number of shares to be underwritten for reasons related to the marketing of the shares.

Form S-3 Registration Rights

If at any time after we become entitled under the Securities Act to register our shares on Form S-3 a holder of registrable securities requests in writing that we register their shares for public resale on Form S-3 and the reasonably anticipated price to the public of the offering is $1,000,000 or more, we will be required to use our best efforts to effect such registration; provided, however, that we will not be required to effect such a registration if, within the preceding 12 months, we have already effected two registrations on Form S-3 for the holders of registrable securities.

Expenses

Ordinarily, other than underwriting discounts and commissions, we will be required to pay all expenses incurred by us related to any registration effected pursuant to the exercise of these registration rights. These expenses may include all registration and filing fees, printing expenses, fees and disbursements of our counsel, reasonable fees and disbursements of a single special counsel for the holders of registrable securities, blue sky fees and expenses and the expenses of any special audits incident to the registration.

Termination of Registration Rights

The registration rights terminate upon the earlier of July 2, 2018, or, with respect to the registration rights of an individual holder, when the holder can sell all of such holder’s registrable securities in any three-month period without registration, in compliance with Rule 144 of the Securities Act.

Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws

Certain provisions of Delaware law and our restated certificate of incorporation and amended and restated bylaws contain provisions that could have the effect of delaying or discouraging another party from acquiring control of us. These provisions, which are summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids. These provisions are also designed in part to encourage anyone seeking to acquire control of us to first negotiate with our board of directors. We believe that the advantages gained by protecting our ability to negotiate with any unsolicited and potentially unfriendly acquirer outweigh the disadvantages of discouraging such proposals, including those priced above the then-current market value of our common stock, because, among other reasons, the negotiation of such proposals could improve their terms.

Certificate of Incorporation and Bylaws

Our restated certificate of incorporation and amended and restated bylaws include provisions that:

•	authorize our board of directors to issue, without further action by the stockholders, up to 10,000,000 shares of undesignated preferred stock;
•	require that any action to be taken by our stockholders be effected at a duly called annual or special meeting and not by written consent;
•	specify that special meetings of our stockholders can be called only by our board of directors, the Chairman of the Board, the Chief Executive Officer or the President;
•

establish an advance notice procedure for stockholder approvals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to our board of directors;

•	provide that directors may be removed only for cause and only by the affirmative vote of the holders of at least two-thirds in voting power of the outstanding stock entitled to vote;
•	provide that vacancies on our board of directors may be filled only by a majority of directors then in office, even though less than a quorum;
•	establish that our board of directors is divided into three classes, Class I, Class II, and Class III, with each class serving staggered terms;
•	specify that no stockholder is permitted to cumulate votes at any election of the board of directors; and
•	require a super majority of votes to amend certain of the above-mentioned provisions.

Delaware Anti-Takeover Statute

We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging, under certain circumstances, in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:

•

prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, but not for determining the outstanding voting stock owned by the interested stockholder, (1) shares owned by persons who are directors and also officers of the corporation, and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

at or subsequent to the date of the transaction, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

In this context, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that Section 203 may discourage business combinations or other attempts that might result in a premium over the market price for the shares of common stock held by our stockholders.

The provisions of Delaware law and our restated certificate of incorporation and amended and restated bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

NASDAQ Global Market

Our common stock is listed on The NASDAQ Global Market under the symbol “PETX.”

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our common stock or preferred stock. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

•

the number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

•

the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;

•	the terms of any rights to redeem or call the warrants;
•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;
•	United States Federal income tax consequences applicable to the warrants; and
•	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:

•	to vote, consent or receive dividends;
•	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or
•	exercise any rights as stockholders of Aratana.

Each warrant will entitle its holder to purchase the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase common stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common stock or preferred stock, if any.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;
•	identification and description of the separate constituent securities comprising the units;
•	the price or prices at which the units will be issued;
•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;
•	a discussion of certain United States federal income tax considerations applicable to the units; and
•	any other terms of the units and their constituent securities.

GLOBAL SECURITIES

Book-Entry, Delivery and Form

Unless we indicate differently in a prospectus supplement, the securities initially will be issued in book-entry form and represented by one or more global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, or DTC, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;
•	a “banking organization” within the meaning of the New York Banking Law;
•	a member of the Federal Reserve System;
•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and
•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.

So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the designated party.

Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

•

DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be; or

•	we determine, in our sole discretion, not to have such securities represented by one or more global securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

We have obtained the information in this section and elsewhere in this prospectus concerning DTC and DTC’s book-entry system from sources that are believed to be reliable, but we take no responsibility for the accuracy of this information.

SELLING STOCKHOLDERS

This prospectus also relates to the possible resale by Avalon Ventures IX, L.P. and Avalon Ventures IX Management, LLC, who we refer to in this prospectus collectively as the “selling stockholders,” of up to 500,000 shares of our common stock that were issued and outstanding prior to the original date of filing of the registration statement of which this prospectus forms a part. The selling stockholders originally acquired the shares of our common stock included in this prospectus (i) in several private placements of our convertible preferred stock prior to our initial public offering, which closed in July 2013, all of which shares of preferred stock were converted into shares of our common stock in connection with our initial public offering, and (ii) in connection with our initial public offering.

Information about the selling stockholders, where applicable, including the amount of shares of common stock owned by each selling stockholder prior to the offering, the number of shares of our common stock to be offered by each selling stockholder and the amount of common stock to be owned by each selling stockholder after completion of the offering, will be set forth in an applicable prospectus supplement, documents incorporated by reference or in a free writing prospectus we file with the SEC. The applicable prospectus supplement will also disclose whether any of the selling stockholders has held any position or office with, has been employed by or otherwise has had a material relationship with us during the three years prior to the date of the prospectus supplement.

The selling stockholders may not sell any shares of our common stock pursuant to this prospectus until we have identified such selling stockholders and the shares being offered for resale by such selling stockholders in a subsequent prospectus supplement. However, the selling stockholders may sell or transfer all or a portion of their shares of our common stock pursuant to any available exemption from the registration requirements of the Securities Act.

PLAN OF DISTRIBUTION

We or the selling stockholders may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to such prevailing market prices; or
•	at negotiated prices.

Each time that we or any of the selling stockholders sell securities covered by this prospectus, we or the selling stockholders will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us or the selling stockholders, if applicable.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the selling stockholders, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Any common stock or preferred stock will be listed on The NASDAQ Global Market, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

If indicated in the applicable prospectus supplement, underwriters or other persons acting as agents may be authorized to solicit offers by institutions or other suitable purchasers to purchase the securities at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate proceeds of the offering.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS

Latham & Watkins LLP will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of Aratana Therapeutics, Inc. Polsinelli PC will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of the selling stockholders. Additional legal matters may be passed upon for us, the selling stockholders or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements of Aratana Therapeutics, Inc. incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2013 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Squar, Milner, Peterson, Miranda and Williamson, LLP, an independent registered public accounting firm, has audited the financial statements of Vet Therapeutics, Inc. as of September 30, 2013 and December 31, 2012, and for the nine month period ended September 30, 2013 and the year ended December 31, 2012 as set forth in their report dated December 19, 2013, which is included in our Amended Current Report on Form 8-K filed with the SEC on December 23, 2013 and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance on Squar, Milner, Peterson, Miranda and Williamson, LLP’s aforementioned report, given on their authority as experts in accounting and auditing.

The financial statements of Okapi Sciences N.V. as of and for the years ended December 31, 2013 and 2012 and from December 20, 2007 (date of inception) to December 31, 2013 incorporated by reference in this Prospectus by reference from our Current Report on Form 8-K filed with the SEC on July 15, 2014 have been audited by Deloitte Bedrijfsrevisoren/Reviseurs d’Entreprises, independent auditors, as stated in their report appearing therein (which report expresses an unmodified opinion on the financial statements and includes as explanatory paragraph indicating that: (a) the financial statements have been prepared assuming that the Company will continue as a going concern, (b) as discussed in Note 1 to the financial statements, the Company devotes substantially all of its efforts to research and development and has incurred losses since inception, (c) such condition raises substantial doubt about its ability to continue as a going concern, and (d) financial statements do not include any adjustments that might result from the outcome of the uncertainty), and incorporated herein by reference. Such financial statements have been incorporated herein in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

$52,000,000

Common Stock

Prospectus Supplement

October 16, 2015

Barclays

1